UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of Principal Executive Offices)

(908) 947-3120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2019, Rondo Acquisition LLC (“Rondo”), a newly formed subsidiary of Amneal Pharmaceuticals, Inc., a Delaware Corporation (the “Company”), entered into a definitive equity purchase agreement (the “Purchase Agreement”) to acquire approximately 65% of AvKARE Inc., a Tennessee corporation (“AvKARE”), and Dixon-Shane, LLC d/b/a R&S Northeast LLC, a Kentucky limited liability company (“R&S Northeast” and together with AvKARE, the “Target”), for an implied enterprise value of $340 million, including $255 million, which shall be paid in cash at or in connection with closing, including proceeds from the Facilities (as defined below) to be entered into at closing, as well as through the issuance of approximately $44.2 million in long-term promissory notes to Sellers (the “Sellers Notes”) with the balance of the implied enterprise value contributed through the selling shareholders’ rollover interest in the newly formed subsidiary (the “Acquisition”).

AvKARE is one of the largest private label providers of generic pharmaceuticals in the U.S. federal agency sector, primarily focused on serving the Department of Defense and the Department of Veterans Affairs. R&S Northeast is a national pharmaceutical wholesaler focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing. The Acquisition does not include AvKARE’s business involving the sale of medical surgical supplies and laboratory consumables and supplies, durable medical equipment and other non-pharmaceutical items and products, which business will be disposed of prior to the closing of the Acquisition.

The Purchase Agreement was entered into among the Jerry Brian Shirley Business Trust (the “JBS Trust”), the Darren Thomas Shirley Business Trust (the “DTS Trust”), the Steve Shirley Business Trust (the “SS Trust”), the Jerry Shirley Business Trust (the “JS Trust,” and together with the JBS Trust, the DTS Trust, and the SS Trust, the “Trusts”), Troy Mizell, Darrell Calvert (collectively with the Trusts and Mr. Mizell, the “Sellers”), AvKARE, R&S Northeast, and Rondo.

Pursuant to the terms of the Purchase Agreement, and subject to the conditions set forth therein, the Company has agreed to (i) provide an equity commitment in an aggregate amount of $76 million (the “Equity Contribution”), and (ii) obtain first lien senior secured credit facilities in an aggregate principal amount of $210 million (the “Facilities”). The Facilities will consist of (i) a senior secured first lien term loan facility in an aggregate principal amount equal to $180 million, and (ii) a senior secured first lien revolving credit facility in an aggregate commitment amount equal to $30 million. The Facilities are secured by the assets of the Target and are not guaranteed by the Company.

The proceeds of the Equity Contribution and the Facilities will be used to (i) finance a portion of the consideration payable in connection with the acquisition pursuant to the Purchase Agreement, (ii) refinance and/or repay in full substantially all of the existing third party indebtedness for borrowed money of the Target and terminate and/or release substantially all commitments, guarantees and liens (other than those described in the preceding parenthetical) on the assets of the Target, and (iii) pay (or reimburse) fees, costs and expenses incurred in connection with the transactions described in the Purchase Agreement.

Closing is subject to customary conditions. The Sellers and the other parties to the Purchase Agreement have made customary representations and warranties and have agreed to certain customary covenants, including non-competition, non-solicitation, confidentiality and indemnification. The Purchase Agreement contains customary termination rights and may be terminated by either the Sellers or Rondo if: (a) the parties mutually consent to do so; (b) there exists a material breach of or inaccuracy in any representation or warranty of any Seller or Rondo, or any Seller or Rondo have breached any of the covenants or agreements set forth in the Purchase Agreement, such that closing would not be satisfied; (c) if closing has not occurred by June 30, 2020, provided that Rondo may extend such date under certain conditions described in the Purchase Agreement; (d) if any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any governmental authority that makes consummation of the transactions illegal or otherwise prohibited; or (e) any governmental authority has issued a governmental order restraining or enjoining the transactions, and such governmental order has become final and non-appealable.

The Sellers granted Rondo an exclusive right during the 180-day period following the closing of the Acquisition to negotiate the purchase of all of the tangible and intangible assets and properties owned by, or the outstanding equity interests in, Apace KY LLC, a Kentucky limited liability company d/b/a Apace Packaging LLC (“Apace”), in exchange for consideration that is to be determined and mutually agreeable to Rondo and the owners of Apace. Apace is a provider of packaging solutions for the pharmaceutical industry.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and incorporated herein by reference. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made solely for the benefit of each other. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01 Regulation FD Disclosure.

On December 10, 2019, the Company issued a press release announcing the Acquisition. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated December 10, 2019, by and among the Jerry Brian Shirley Business Trust, the Darren Thomas Shirley Business Trust, the Steve Shirley Business Trust, the Jerry Shirley Business Trust, Troy Mizell, Darrell Calvert, AvKARE, Dixon-Shane, LLC d/b/a R&S Northeast LLC and Rondo Acquisition LLC. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Equity Purchase Agreement are not filed herewith. The Equity Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. The Company undertakes to provide such schedules and exhibits to the SEC upon request.

99.1	Press release dated December 10, 2019, entitled “Amneal to Acquire Majority Interest in AvKARE, Enhancing Access to Growing Federal Healthcare Market” (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2019	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
Name: Todd P. Branning
Title: Senior Vice President and Chief Financial Officer